UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2010

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On February 3, 2010, Fortune Brands, Inc. (“Fortune Brands” or the “Company”) contributed an aggregate of 1,560,000 shares of its common stock, with a corresponding dollar value of approximately $67.2 million, to the Fortune Brands, Inc. Master Retirement Trust and the Fortune Brands Home & Hardware, LLC Retirement Plans Trust (the “Trusts”). The Trusts are tax-qualified trusts that hold the assets for the Company’s U.S. defined benefit pension plans, which provide retirement benefits to certain employees of Fortune Brands. The contribution was made from treasury stock.

The Company made the contribution voluntarily in order to improve the Trusts’ funded status, as ERISA rules do not require a contribution at this time. The shares of common stock will be held in segregated accounts in the Trusts, and the Company has appointed an independent fiduciary in order to manage the shares on the Trusts’ behalf.

The exhibits listed under Item 9.01 below relate to the Registration Statement on Form S-3 (Reg. No. 333-159008), filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 6, 2009, as supplemented by the prospectus supplement dated February 3, 2010, filed with the SEC on February 3, 2010, and are filed herewith for incorporation by reference in the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

99.1	Registration Rights Agreement with GreatBanc Trust Company, on behalf of the Trusts, dated February 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/S/ MARK A. ROCHE
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: February 3, 2010

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

99.1	Registration Rights Agreement with GreatBanc Trust Company, on behalf of the Trusts, dated February 3, 2010.